Exhibit 99.1

Release No. 0706-05      FOR IMMEDIATE RELEASE

July 26, 2006

RAYMOND JAMES FINANCIAL, INC.
ANNOUNCES THIRD QUARTER RESULTS;
REPORTS RECORD REVENUE

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported a 75 percent increase over the prior year’s quarter in unaudited net income to $56,774,000, or $0.48 per diluted share, for the third quarter ended June 30, 2006. In comparison, the firm earned $32,382,000, or $0.29 per diluted share, for fiscal 2005’s third quarter. Net revenues increased 28 percent to $629,668,000, setting another quarterly record.
Unaudited net income for the nine months of fiscal 2006 was reported at $163,414,000, up 54 percent from 2005’s $106,322,000, while net revenues for the period increased 19 percent to $1,749,006,000 from $1,475,647,000 the previous year. Diluted earnings per share were $1.41, up from $0.94 for last year’s comparable period.
The company’s results include a one-time adjustment to financial service fees related to a change from recording IRA fees on a cash basis to an accrual basis. Excluding this $8.2 million favorable adjustment, net revenues were $621,498,000, up 26 percent over the prior year, and net income was $51,709,000 or $0.44 per diluted share for the quarter, up 52 percent from the prior year’s $0.29 per diluted share.
Year-to-date operating earnings, excluding the financial service fee adjustment in the current quarter and the gain on the sale of seats on the NYSE and Montreal Stock exchanges in the previous quarter, were $148,033,000, or $1.28 per diluted share, up 36 percent from the prior year’s $0.94 per diluted share.

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Release No. 0706-05       Raymond James Financial, Inc.

“Given the erratic behavior of the stock market arising from renewed hostilities in the Middle East, higher gas prices and continued increases in interest rates to stem inflationary pressures, our revenues and earnings results in our third fiscal quarter were remarkably good. The uncertainty occasioned by the aforementioned economic and political factors, as well as the heightened activity of insurgents in Iraq, obviously impacts investor confidence and activity negatively,” stated Chairman and CEO Thomas A. James.
“All segments of our business contributed to profit improvement. The increase in the Private Client Group segment’s contribution, resulting from higher levels of commissions and fees, excellent recruiting results, and lower legal activity, was the major factor in the improvement.
“Although U.S. corporate earnings continue to be surprising on the upside, it is unlikely that the underlying negative conditions, which are not controllable, at least by us, won’t begin to impinge on results. One can already see lower rates of new issue activity and a flattening in the growth rate of assets under management as the market loses its positive momentum. Accordingly, I’m less optimistic about the near-term outlook.”
The company will conduct its quarterly conference call July 27 at 4:15 p.m. EST. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, raymondjames.com, under “About Raymond James Financial,” “Financial Reports.” The subjects to be covered may also include forward-looking information. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information.

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Release No. 0706-05       Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 4,800 financial advisors serving approximately 1.4 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $169 billion, of which $31.6 billion are managed by the firm’s asset management subsidiaries.
To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2005 annual report on Form 10-K, which is available on raymondjames.com and sec.gov.
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Release No. 0706-05       Raymond James Financial, Inc.

Raymond James Financial, Inc.
Unaudited Report
For the third quarter ended June 30, 2006
(all data in thousands, except per share earnings)

	Third Quarter			Nine Months
	2006	2005	Percent Change	2006	2005	Percent Change
Gross revenues	$711,357	$526,362	35%	$1,943,522	$1,563,066	24%
Net revenues	629,668	493,544	28%	1,749,006	1,475,647	19%
Net income	56,774	32,382	75%	163,414	106,322	54%

Earnings per share - diluted	0.48	0.29	66%	1.41	0.94	50%

Weighted average common and common
equivalent shares outstanding - diluted	116,960	113,382		115,556	113,240

	Balance Sheet Data

	June	March	Sept.	June
	2006	2006	2005	2005
Total assets	$10.8 bil.	$10.1 bil.	$ 8.4 bil.	$7.8 bil.
Shareholders' equity	$1,444 mil.	$1,380 mil.	$1,242 mil.	$1,192 mil.
Book value per share	$12.40	$11.88	$10.95	$15.82

	Management Data
		Quarter Ended
	June	March	Sept.	June
	2006	2006	2005	2005
Total financial advisors:
United States	4,529	4,544	4,591	4,537
Canada	323	314	295	282

# Lead managed/co-managed Corporate public offerings in U.S.	27	21	32	20
Corporate public offerings in Canada	7	5	5	3

Financial assets under management	$31.6 bil.	$31.2 bil.	$ 27.5 bil.	$26.2 bil.

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Release No. 0706-05       Raymond James Financial, Inc.

	June	March	Sept.	June
	2006	2006	2005	2005

Client Assets	$ 169 bil.	$ 167 bil.	$ 151 bil.	$ 142 bil.
Client Margin Balances	$1,405 mil.	$1,335 mil.	$1,230 mil.	$1,214 mil.

	Three Months Ended		Nine Months Ended
	June 30,	June 24,	June 30,	June 24,
	2006	2005	2006	2005
Revenues:
Private Client Group	$ 458,622	$ 341,010	$ 1,251,272	$ 1,019,478
Capital Markets	133,004	107,378	361,796	331,202
Asset Management	51,384	43,689	146,459	125,661
RJBank	28,457	12,243	68,975	31,046
Emerging Markets	17,511	8,213	43,360	27,521
Stock Loan/ Borrow	16,850	8,797	42,605	21,386
Other	5,529	5,032	29,055	6,772
Total	$ 711,357	$ 526,362	$1,943,522	$1,563,066

Pre-tax Income:
Private Client Group	$ 54,246	$ 17,989	$ 129,588	$ 81,634
Capital Markets	20,904	15,210	57,564	45,504
Asset Management	12,955	10,292	35,072	29,107
RJBank	4,632	3,379	10,058	9,457
Emerging Markets	3,830	1,222	7,393	3,960
Stock Loan/ Borrow	2,422	2,046	6,970	4,381
Other	(2,487)	1,338	16,502	367
Pre-tax Income	96,502	51,476	263,147	174,410

Minority Interest	(2,173)	(512)	(6,734)	2,178

Total	$ 94,329	$ 50,964	$ 256,413	$ 176,588

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	June 30,	June 24,	%	March 31,	%
	2006	2005	Change	2006	Change
Revenues:
Securities commissions and fees	424,594	349,364	22%	395,009	7%
Investment banking	44,075	30,544	44%	38,856	13%
Investment advisory fees	46,371	38,674	20%	43,486	7%
Interest	125,860	66,354	90%	106,622	18%
Net trading profits	5,671	2,722	108%	8,189	(31%)
Financial service fees	38,288	20,507	87%	25,101	53%
Other	26,498	18,197	46%	39,555	(33%)

TOTAL REVENUES	711,357	526,362	35%	656,818	8%
Interest Expense	81,689	32,818	149%	64,016	28%
NET REVENUES	629,668	493,544	28%	592,802	6%

Non-Interest Expenses
Compensation, commissions and benefits	429,224	348,361	23%	399,645	7%
Communications and information processing	25,858	23,948	8%	26,698	(3%)
Occupancy and equipment costs	18,701	16,695	12%	18,110	3%
Clearance and floor brokerage	8,781	6,769	30%	5,060	74%
Business development	21,782	17,057	28%	19,695	11%
Other	30,993	29,750	4%	32,330	(4%)

TOTAL NON-INTEREST EXPENSES	535,339	442,580	21%	501,538	7%

Income before provision for income taxes	94,329	50,964	85%	91,264	3%
Provision for income taxes	39,728	19,094	108%	33,779	18%
Minority Interest	(2,173)	(512)	(324%)	(4,046)	46%
Net Income	$56,774	$32,382	75%	$61,531	(8%)
Net Income per share basic	$0.50	$0.29	72%	$0.54	(7%)
Net Income per share diluted	$0.48	$0.29	66%	$0.53	(9%)
Weighted average common shares
outstanding-basic	113,464	110,495		113,194
Weighted average common and common
equivalent shares outstanding-diluted	116,960	113,382		116,412

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Nine Months Ended
	June 30,	June 24,	%
	2006	2005	Change
Revenues:
Securities commissions and fees	1,186,079	1,048,206	13%
Investment banking	112,645	87,436	29%
Investment advisory fees	132,603	115,233	15%
Interest	320,532	178,161	80%
Net trading profits	19,717	19,919	(1%)
Financial service fees	86,441	64,665	34%
Other	85,505	49,446	73%

TOTAL REVENUES	1,943,522	1,563,066	24%
Interest Expense	194,516	87,419	123%
NET REVENUES	1,749,006	1,475,647	19%

Non-Interest Expenses:
Compensation, commissions and benefits	1,195,488	1,039,762	15%
Communications and information processing	77,152	67,205	15%
Occupancy and equipment costs	54,213	48,570	12%
Clearance and floor brokerage	19,607	18,014	9%
Business development	58,608	47,303	24%
Other	87,525	78,205	12%

TOTAL NON-INTEREST EXPENSES	1,492,593	1,299,059	15%

Income before provision for income taxes	256,413	176,588	45%
Provision for income taxes	99,733	68,088	46%
Minority Interest	(6,734)	2,178	(409%)
Net Income	$ 163,414	$ 106,322	54%
Net Income per share basic	$1.45	$0.97	49%
Net Income per share diluted	$1.41	$0.94	50%
Weighted average common shares
outstanding-basic	112,376	109,980
Weighted average common and common
equivalent shares outstanding-diluted	115,556	113,240

For more information, please contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.